Exhibit 10.2
TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (this “Agreement”), dated as of May 19, 2011, is made by and between Bonanza Gold Corp., a Nevada corporation (the “Company”), and Precious Metals Exploration, Ltd., a company formed under the laws of Sweden (“Seller”).

WITNESSETH

WHEREAS, the Seller and Cold Gin Corporation, a Delaware corporation (“Cold Gin”) are parties to two Asset Purchase Agreements, both dated December 10, 2010, (the “Purchase Agreements”), pursuant to which Cold Gin acquired all of the rights, title and interest in and to the assets set forth on Exhibit A hereto (the “Assets”);

WHEREAS, on December 27, 2010, the Company entered into an Agreement and Plan of Reorganization with Cold Gin, pursuant to which Cold Gin merged with and into the Company, with the Company being the surviving corporation;

WHEREAS, the Company and Seller wish to terminate the Purchase Agreements in their entirety.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, intending to be legally bound hereby, the parties agree as follows:

1. Termination of Purchase Agreements.  Effective upon the date hereof, the Purchase Agreements shall be terminated in their entirety and shall be of no further force or effect.

2. Waiver of Payments.  Seller hereby acknowledges and agrees that all payments past due or owing in the future by the Company to Seller pursuant to the Purchase Agreements are hereby waived in full.

3. Return of Assets.  Simultaneously herewith, the parties shall execute the Assignment, attached hereto as Exhibit B, and the Company shall assign all the Assets to Seller and shall have no further rights, title or interest in and to the Assets.

4. Entire Agreement.  This Agreement, and all of the provisions herein, shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges with and supercedes all prior discussions and understandings of any and every nature among them.

5.  Miscellaneous.

a.   Counterparts.  This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

b. Governing Law.  The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to principles of conflicts of law.

c. Further Assurances.  Each party shall cooperate with, and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

d. Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

BONANZA GOLD CORP.

By:	/s/ Lynn Harrison
Name: Lynn Harrison
Title: President

PRECIOUS METALS EXPLORATION, LTD.

By:	/s/ Steven Drayton
Name: Steven Drayton
Title: President

Exhibit A

Assets

1.  An undivided 100% interest in 2 patented claims, 6 federal claims and 25 prospects comprising 660 acres near Kingman, Arizona.

The “Property” is defined as follows:

A)    Fountain Head – patented (a lode mining claim in the Walapai Mining District, being shown on Mineral Survey No. 1942, as filed in the Bureau of land Management, and as granted by Patent recorded in Book 16 0f Deeds, page 524; situate in section 4, Township 22 North, Range 17 West of the Gila and Salt River Base and Meridian, Mohave County, Arizona.)
B)    Eagle – patented (a lode mining claim in the Walapai Mining District, being shown on Mineral Survey No. 1943, as filed in the Bureau of land Management, and as granted by Patent recorded in Book 16 0f Deeds, page 527; situate in section 4, Township 22 North, Range 17 West of the Gila and Salt River Base and Meridian, Mohave County, Arizona.). Plus 6 federal claims are located in sections 4 and %, town ship 22 North, Range 17 west of the Gila and Salt River Base and Meridian.
C)     Golden Wonder – federal
D)    Holy Smoke – federal
E)     High Grade Vein – federal
F)    Bluebell – federal
G)    Bluebell Extension – federal
H)    Golden Legion – federal

Plus 25 Prospects each representing 20 acres adjacent to the claims outlined above, and detailed here:

        EAGLE NO.1, as recorded at Fee No.  2010056292
        MINERS HOPE, as recorded at Fee No.  2010056293;
        EAGLE NO.2, as recorded at Fee No.  2010056294;
        EAGLE NO. 3, as recorded at Fee No.  2010056295;
        NEW YEARS, as recorded at Fee No.  2010056296;
        NIGHTHAWK NO. 1, as recorded at Fee No.  2010056297;
        NIGHTHAWK NO.2, as recorded at Fee No.  2010056298;
        CASHIER, as recorded at Fee No.  2010056299;
        MINT NO.3, as recorded at Fee No.  2010056300;
        MINT NO. 2, as recorded at Fee No.  2010056301;
        MINT NO. 1, as recorded at Fee No.  2010056302;
        DUTCHMEN,  as recorded at Fee No.  2010056303;
        D&B,  as recorded at Fee No.  20100562304;
        DUKE, as recorded at Fee No.  2010056305;
        LITTLE BOY 1, as recorded at Fee No.  2010056306;
        LITTLE BOY 2, as recorded at Fee No.  2010056307;
        LITTLE BOY 3, as recorded at Fee No.  2010056308;
        BUSTER,  as recorded at Fee No.  2010056309;
        MANHATTAN NO. 1, as recorded at Fee No.  2010056310;
        BLACKFOOT EXTENSION, as recorded at Fee No.  2010056311;
        PROSPERITY NO. 1, as recorded at Fee No.  2010056312;
        BLACK METAL EXTENSION, as recorded at Fee No.  2010056313;
        WALLAPAI QUEEN NO. 1, as recorded at Fee No.  2010056314;
        NIGHTHAWK NO. 3, as recorded at Fee No.  2010056315;
        SCOTTY, as recorded at Fee No.  2010056316;

2. A seventy-five percent (75%) interest in and to the three (3) mining concessions in the project area known as “Monte de El Favor”, these are El Favor, Exploitation title No. 165974 and Guadalupe, Exploitation title No. 183638 and Buenaventura Exploitation title issued No. 218973, which approximate 217.49 hectares in total located in the Municipality of Hostotipaquillo, State of Jalisco, Mexico.